Exhibit 21.1

SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

As of December 31, 2010

Ownership Percentage	Name		Place of Incorporation
100%	Synovus Bank		Georgia
	100%	Synovus Trust Company, National Association	National
	100%	BOP Investment Company, Inc.	Delaware
		100% BOP Mortgage Investment Corporation	Florida
	100%	Synovus Mortgage Corp.	Alabama
		100% Synovus Title, LLC	Alabama
		100% Synovus Title II, LLC	Georgia
	100%	Athena Service Corporation	Georgia
	100%	Dadeville Asset Management, LLC	Alabama
	50%	Sterling Place, L.L.C.	Alabama
	100%	W.L. Properties, Inc.	Florida
	100%	U.O.S. Properties, Inc.	Florida
	40%	Orchid, LLC	Alabama
	100%	The Summerton Inn, Inc.	South Carolina
	100%	DAL LLC	Alabama
	100%	KDC LLC	Alabama
	100%	Fourth and Church, LLC	Tennessee
	100%	EO Holdings, LLC	Georgia
	100%	VOS Holdings, LLC	Georgia
	100%	Lake Property Holdings, LLC	Alabama
	100%	BOP Properties, Inc.	Florida
	100%	Synovus Lofts of Greenville, LLC	Georgia
		99% Monaghan Mill, LLC	Georgia
	49.99%	Azalea Park Partners, LLP	Virginia
	99.99%	Synovus/CB&T Community Reinvestment Fund, LLC	Georgia
	100%	CB&T Special Limited Partner, L.L.C.	Georgia
	99%	Franklin Apartments II, Ltd.	Georgia
	20%	West End Redevelopment Partnership, L.P.	Georgia
	100%	Synovus Burger-Phillips, LLC	Alabama
		99% Burger Phillips Building, LLC	Alabama
	30%	Tuscaloosa Riverfront Development, LLC	Alabama
	99%	Pine Cone Apartments Tuscaloosa, Ltd.	Alabama
	100%	FCB Heritage 1901 Redevelopment LLC	Alabama
		99% Heritage 1901 Redevelopment, LLC	Alabama
	99.99%	CB&T Housing Fund Investor, L.L.C.	Georgia
		99.99% Tall Pines Apartments, L.P.	Georgia
		99.99% Boston Capital Columbus Tax Credit Fund, L.P.	Massachusetts
		99.99% New Northgate Village Development Company, L.P.	Georgia
	99.99%	CB&T State Tax Credit Fund, L.L.C.	Georgia
		100% Ashton Avalon, LP	Georgia

		100% Baker Village Apartments I, LP	Georgia
	100%	Synovus Equity Investments, Inc.	Georgia
		100% Synovus Special Limited Partner LLC	Georgia
	100%	Synovus Callier Forest, LLC	Georgia
		99.99% Callier Forest, L.P.	Massachusetts
	100%	Synovus Union Hill, L.L.C.	Georgia
		99.99% Union Hill Apartments, LTD	Georgia
	100%	Synovus Pointe Apartments, L.L.C.	Georgia
		99.99% The Point Apartments, LTD	Georgia
	100%	Synovus South Mall Apartments, L.L.C.	Georgia
		99.99% Summit South Mall Apartments, LP	Alabama
	100%	Synovus Aspenwood Square, LLC	Georgia
		99.99% Aspenwood Square Apartments, LP	Tennessee
	5.07%	ST GA Fund I, LLC	Georgia
	5.6%	ST GA Fund III, LLC	Georgia
	100%	First Commercial Mortgage Corporation	Alabama
	100%	First Commercial Credit Corporation	Alabama
49.9%	TTP Fund II, L.P.		Georgia
100%	Synovus Securities, Inc.		Georgia
100%	GLOBALT, Inc.		Georgia
100%	Broadway Asset Management, Inc.		Georgia
100%	Synovus Georgia State Tax Credit Fund, LLC		Georgia
	77% JT Tax Credits, LLC		Georgia
27%	GAA Real Estate Partners, L.P.		Georgia
20%	Cordova Intellimedia Ventures, L.P.		Georgia